UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
March 2, 2007 (February 28, 2007)
Date of Report (date of earliest event reported)
COMMUNITY HEALTH SYSTEMS, INC.
(Exact name of Registrant as specified in charter)

Delaware	001-15925	13-3893191
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)
4000 Meridian Boulevard
Franklin, Tennessee 37067
(Address of principal executive offices)
Registrant’s telephone number, including area code: (615) 465-7000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (l7 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
On February 28, 2007, the Board of Directors of Community Health Systems, Inc. (the “Company”), upon recommendation of the Compensation Committee of the Board, met and approved certain compensation arrangements for the Company’s Named Executive Officers. The following arrangements were approved:
Incentive Compensation Payments for 2006 under the 2004 Employee Performance Incentive Plan
The following payments in respect of 2006 incentive compensation targets, under the Company’s 2004 Employee Performance Incentive Plan (the “Cash Incentive Plan”) were approved, the Named Executive Officers having been found to have met only certain levels of their performance goals, as indicated:

	Percentage of Total
	Target Opportunity	2006 Incentive
Name and Position	Attained	Compensation Payment
Wayne T. Smith, Chairman, President and Chief Executive Officer	40.0%	$712,800
W. Larry Cash, Director, Executive Vice President and Chief Financial Officer	41.5%	$337,500
David L. Miller, Senior Vice President, Group Operations	58.3%	$212,795
Gary D. Newsome, Senior Vice President, Group Operations	58.0%	$211,700
Michael T. Portacci, Senior Vice President, Group Operations	57.0%	$208,050
The Compensation Committee has also established performance goals for each of the Named Executive Officers for fiscal year 2007 under the Cash Incentive Plan.
2007 Base Salaries
The following base salary amounts for the Company’s Named Executive Officers were approved on February 28, 2007, to be effective retroactive to January 1, 2007. None of our executive officers has a written employment agreement.

Name and Position	2007 Base Salary
Wayne T. Smith, Chairman, President and Chief Executive Officer	$1,035,000
W. Larry Cash, Director, Executive Vice President and Chief Financial Officer	$644,000
David L. Miller, Senior Vice President, Group Operations	$384,300

Name and Position	2007 Base Salary
Gary D. Newsome, Senior Vice President, Group Operations	$384,300
Michael T. Portacci, Senior Vice President, Group Operations	$384,300
Option Grants and Restricted Stock Awards
Pursuant to the Company’s Amended and Restated 2000 Stock Option and Award Plan (the “Plan”), the Compensation Committee approved the following equity grants to its Named Executive Officers:

		Performance
	Non-Qualified	Based Restricted
Name and Position	Stock Options	Shares
Wayne T. Smith, Chairman, President and Chief Executive Officer	100,000	130,000
W. Larry Cash, Director, Executive Vice President and Chief Financial Officer	60,000	60,000
David L. Miller, Senior Vice President, Group Operations	10,000	33,000
Gary D. Newsome, Senior Vice President, Group Operations	10,000	33,000
Michael T. Portacci, Senior Vice President, Group Operations	10,000	33,000
All other executive officers as a group (only 33,000 of the restricted shares awarded were performance based, the balance, 44,000 shares, were granted with 3-year time vesting restrictions only)	25,000	77,000
Form of Performance Based Restricted Stock Award Agreement
On February 28, 2007, the Compensation Committee approved a new form of Performance Based Restricted Stock Award Agreement (the “Form Agreement”) to be utilized for performance based restricted stock awards made under the Plan, commencing on February 28, 2007. As approved by the Compensation Committee and as provided in the Form Agreement, there is a performance objective that must be met, and then once met, the award is subject to further vesting requirements. Generally, the performance objective is the Company’s attainment for calendar year 2007 of either (i) seventy-five percent (75%) or more of the low end of the range of projected earnings per share from continuing operations, or (ii) ninety percent (90%) or more of the low end of the range of net operating revenues, each as stated in the Company’s earnings release filed with the Securities and Exchange Commission on Form 8-K on February 15, 2007. If the performance objective is not attained, the awards will be forfeited in their entirety. Once the performance objective has been attained, restrictions will lapse in one-third (1/3) increments on each of the first three anniversaries of the award date. Notwithstanding the performance objectives and the vesting requirements set forth in the Form

Agreement, the restrictions will lapse earlier in the event of the death, disability or termination of employment, without cause, of the grantee, or in the event of a change in control of the Company.
Change in Control Severance Agreements
The Board of Directors, on the recommendation of the Compensation Committee, also approved change in control severance agreements (the “CIC Agreements”) among the Company, Community Health Systems Professional Services Corporation (the employer of each of our executives), and each officer of the Company (collectively, the “Covered Executives”), effective as of March 1, 2007. The CIC Agreements will remain in effect until February 28, 2009 (or, if later, expiration of the 36 month period following a Change in Control, as defined in the CIC Agreements). Commencing on March 1, 2008 and on each March 1 thereafter, the term of the CIC Agreements will automatically be extended for one year unless notice is given by the prior December 1st.
     The CIC Agreements provide for certain compensation and benefits in the event of termination of a Covered Executive’s employment during the period following a Change in Control, (A) by the Company, other than as a result of the Covered Executive’s death or disability within thirty-six (36) months of the Change in Control or (B) by the Covered Executive, upon the happening of certain “good reason” events within twenty-four (24) months of the Change in Control including, among other things, (i) certain changes in the Covered Executive’s title, position, responsibilities or duties, (ii) a reduction in the Covered Executive’s base, (iii) certain changes in the Covered Executive’s principal location of work or (iv) the failure of the Company to continue in effect any material compensation or benefit plan. The thirty-six (36) and twenty-four (24) month time periods described in the preceding sentence apply to the CIC Agreements for the Company’s President and Chief Executive Officer, the Executive Vice President and Chief Financial Officer, and each Senior Vice President; for the CIC Agreements among the Company, Community Health Systems Professional Services Corporation and each Vice President of the Company, the applicable time periods are twenty-four (24) and twelve (12) months, respectively.
     Compensation and benefits payable under the CIC Agreements include a lump sum payment equal to the sum of (i) unpaid base pay, (ii) accrued but unused paid vacation or sick pay and unreimbursed business expenses, (iii) any other compensation or benefits in accordance with the terms of the Company’s existing plans and programs, (iv) a pro rata portion of target incentive bonus and (v) three times (two times, in the case of each Vice President of the Company) the sum of base salary and the higher of (A) the highest incentive bonus earned during any of the three fiscal years prior to the fiscal year in which the Covered Executive’s termination of employment occurs or, if greater, the three fiscal years prior to the fiscal year in which Change in Control occurs and (B) the target incentive bonus for the fiscal year in which the Covered Executive’s termination of employment occurs. The Covered Executives shall also be entitled to continuation of certain health and welfare benefits for thirty-six months (twenty-four months in the case of each Vice President) and reimbursement of up to $25,000 for outplacement counseling and related benefits.
     In addition, the Covered Executives will be entitled to receive certain “gross up” payments to offset any excise tax imposed by Section 4999 of the Internal Revenue Code of 1986 (the “Code”) on any payment or distribution by the Company to or for their benefit, including under any stock option, restricted stock or other agreement, plan or program, provided, however, that if a reduction in such payments or distributions by 10% or less would cause no excise tax to be payable, then the payments and distributions to the Covered Executive shall be reduced by that amount and no excise tax gross up payment will be paid.
ITEM 9.01. Financial Statements and Exhibits.

Exhibit 10.1	Form of Performance Based Restricted Stock Award Agreement (Most Highly Compensated Executive Officers)

Exhibit 10.2	Form of Change in Control Severance Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 2, 2007	COMMUNITY HEALTH SYSTEMS, INC. (Registrant)
	By:	/s/ Wayne T. Smith
Wayne T. Smith
Chairman of the Board, President and Chief Executive Officer (principal executive officer)

By:	/s/ W. Larry Cash
W. Larry Cash
Executive Vice President, Chief Financial Officer and Director (principal financial officer)